                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              Oshkosh B'Gosh, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 ON MAY 4, 2001

To Shareholders of OshKosh B'Gosh, Inc.

     The annual meeting of shareholders of OshKosh B'Gosh, Inc. (the "Company"), will be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin on May 4, 2001 at 9:00 a.m., to consider and act upon the following matters:

     1. The election of a Board of nine Directors.

     2. A proposal to amend and restate the 1995 Outside Directors' Stock Option Plan in order to increase the number of shares of Class A Common Stock available under the Plan from 140,000 shares (all of which have been granted) to 325,000 shares (an increase of 185,000 shares) and to eliminate the Plan's expiration date.

     3. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 15, 2001, is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN AND "FOR" THE ELECTION OF ALL NOMINEES.

                                          Steven R. Duback,
                                          Secretary

Oshkosh, Wisconsin
March 28, 2001

To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted. If you receive both a Class A Proxy and a Class B Proxy, please sign both and return both.

PROXY STATEMENT

                              OSHKOSH B'GOSH, INC.
                                112 OTTER AVENUE
                            OSHKOSH, WISCONSIN 54901
                                 (920) 231-8800
                            SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OshKosh B'Gosh, Inc. (the "Company") for the annual meeting of shareholders to be held at 9:00 a.m. on Friday, May 4, 2001. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.

     The record date for the meeting is the close of business on March 15, 2001. At that date, there were 9,977,068 shares of Class A Common Stock and 2,227,201 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote for the election of each of seven directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

     A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, including the proposal to amend and restate the 1995 Outside Directors Stock Option Plan, the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on other matters except as required by law.

     The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. As a result, abstentions will have no effect with respect to the election of directors but will have the same effect as a "no" vote on other matters. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but may not have discretion to do so with respect to any other matters. Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker "non-votes" will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.

     A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

     This proxy material is being mailed to shareholders commencing on or about March 28, 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The information is as of January 1, 2001, except regarding the vesting of options and restricted stock awards (which is as of March 1, 2001) and as may otherwise be indicated. Although shares of Class B Common Stock are convertible into Class A Common Stock on a 1-for-1 basis, the Class A Common Stock disclosures do not include shares that would be issuable upon such conversion. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.

                                           SHARES OF CLASS A     PERCENTAGE     SHARES OF CLASS B     PERCENTAGE
                                              COMMON STOCK        OF SHARES        COMMON STOCK        OF SHARES
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED    OUTSTANDING    BENEFICIALLY OWNED    OUTSTANDING
 ------------------------------------      ------------------    -----------    ------------------    -----------
Banc One Corporation and subsidiaries,
including amounts owned as Trustee of
the Earl W. Wyman Trusts dated February
17, 1960 as amended ("Earl W. Wyman
Trusts")(1)(2).........................          883,198             8.9%                   *
  100 East Broad Street
  Columbus OH 43271-0251
Wellington Management Company, LLP, and
its subsidiary, Wellington Trust
Company, NA(2).........................          792,700             8.0%                   *
  75 State Street
  Boston, MA 02109
William F. Wyman(1)(3)(4)..............           30,260             0.3%             622,037            27.9%
  1373 Waugoo Avenue
  Oshkosh WI 54901
Douglas W. Hyde(1)(3)(5)...............          310,896             3.1%             312,124            14.0%
  3700 Edgewater Lane
  Oshkosh WI 54901
Michael D. Wachtel(1)(3)(6)............          344,139             3.4%             309,912            13.9%
  1030 Washington Avenue
  Oshkosh WI 54901
Thomas R. Hyde(1)(3)(7)................          137,862             1.4%             221,284             9.9%
  109 Chapin Parkway
  Buffalo NY 14209
Thomas R. Wyman(1)(3)(8)...............          487,530             4.9%             150,515             6.8%
  2896 Fond du Lac Road
  Oshkosh WI 54901
Joyce W. Hyde(1)(3)(9).................           72,564             0.7%             125,908             5.6%
  1234 Washington Avenue
  Oshkosh WI 54901
Orren J. Bradley(10)...................           19,226             0.2%                 138               --
  925 East Wells Street, Apt. 216
  Milwaukee WI 53202

                                           SHARES OF CLASS A     PERCENTAGE     SHARES OF CLASS B     PERCENTAGE
                                              COMMON STOCK        OF SHARES        COMMON STOCK        OF SHARES
 NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED    OUTSTANDING    BENEFICIALLY OWNED    OUTSTANDING
 ------------------------------------      ------------------    -----------    ------------------    -----------
David L. Omachinski(11)................          125,400             1.3%                   0               --
  1605 Maricopa Drive
  Oshkosh WI 54904
Barbara Widder-Lowry(12)...............           57,000             0.6%                   0               --
  1319 Bayshore Drive
  Oshkosh WI 54901
Paul A. Lowry(12)......................           47,750             0.5%                   0               --
  1319 Bayshore Drive
  Oshkosh WI 54901
Steven R. Duback(13)...................           29,970             0.3%                   0               --
  3212 North Summit Avenue
  Milwaukee WI 53211
Jerry M. Hiegel(14)....................           17,600             0.2%                   0               --
  One South Pinckney Street
  Suite 333
  Madison WI 53703
Stig A. Kry(14)........................           17,600             0.2%                   0               --
  333 East 68th Street
  Apt. 2F
  New York NY 10021
Shirley A. Dawe(14)....................           17,600             0.2%                   0               --
  119 Crescent Road
  Toronto, Ontario, Canada M4W 1T8
Robert C. Siegel.......................                0               --                   0               --
  344 Surfsong Road
  Kiawah Island, S.C. 29455
All Directors and Executive Officers as
a group (17 persons)(15)...............        1,136,566            10.8%           1,245,711            55.6%

---------------
  * Except for 220,720 shares of Class B Common Stock owned by Banc One as Trustee of the Earl W. Wyman Trusts described in Note (1) below, the Company does not have knowledge of the ownership of Class B Common Stock by this entity.

 (1) The Earl W. Wyman Trust for the benefit of the Wyman family beneficially owns 365,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 3.5% and 4.9%, respectively, of such stock outstanding. Its beneficiaries are Thomas R. Wyman and his children (William F. Wyman and Ann E. Wolf). The Earl W. Wyman Trust for the benefit of the Hyde family beneficially owns 110,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 1.1% and 4.9% respectively, of such stock outstanding. Its beneficiaries are Joyce W. Hyde and her children (Douglas W. Hyde, Thomas R. Hyde, and Margaret H. Wachtel).

 (2) The amounts shown are as reported on Schedules 13G of the persons indicated. Bank One Corporation reported that it and its subsidiaries had sole voting power with respect to 814,243 shares of Class A Common Stock they beneficially own and shared voting power as to none, and that they have sole dispositive power with respect to 790,978 shares and shares dispositive power with respect to 42,220 shares. Wellington Management Company, LLP reported that it did not have sole voting or dispositive power with respect to any shares of Class A Common Stock, but that in its capacity as investment advisor it may be deemed to share voting power with respect to 489,000 shares and to share dispositive power with respect to 792,700 shares which are held of record by its clients.

 (3) Thomas R. Wyman and Shirley F. Wyman are the parents of William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F. Hyde are the parents of Douglas W. Hyde, Thomas R. Hyde and Margaret H. Wachtel (who is the wife of Michael D. Wachtel).

 (4) William F. Wyman owns directly 6,000 shares of Class A Common Stock and 440,267 shares of Class B Common Stock, or approximately 0.1% and 19.8%, respectively, of such stock outstanding. He also owns, as sole trustee of six trusts created for the benefit of his children, 1,760 shares of Class A Common Stock and 181,770 shares of Class B Common Stock. The amounts shown in the table also include 22,500 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

 (5) Douglas W. Hyde owns directly 54,900 shares of Class A Common Stock and 281,944 shares of Class B Common Stock, or approximately 0.6% and 12.7%, respectively, of the total number of such shares outstanding. He also owns as sole trustee of two trusts created for the benefit of his children 36,260 shares of Class A Common Stock and 6,560 shares of Class B Common Stock. In addition, he shares beneficial ownership of 76,166 shares of Class A Common Stock and 18,730 shares of Class B Common Stock owned directly by his spouse, held by his spouse as trustee for the benefit of his children, held by him as custodian for his children, and held by the Hyde Family Charitable Fund, of which he and his parents, his brother and his sister are trustees. The amounts shown in the table include 110,300 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table also include 33,270 shares of Class A Common Stock and 4,890 shares of Class B Common Stock owned by a trust of which he is the income beneficiary and his minor daughter is the remainder beneficiary.

 (6) Michael D. Wachtel owns directly 27,420 shares of Class A Common Stock and 3,420 shares of Class B Common Stock, or approximately 0.3% and 0.2%, respectively, of the outstanding shares of each class. He owns an additional 5,530 shares of Class A Common Stock and 20,236 shares of Class B Common Stock as sole trustee of two trusts created for the benefit of his children. In addition, he shares beneficial ownership of 123,867 shares of Class A Common Stock and 221,530 shares of Class B Common Stock owned directly by his spouse and held by his wife as custodian for their children and 36,260 shares of Class A Common Stock and 6,560 shares of Class B Common Stock owned by his spouse as sole trustee of two trusts created for the benefit of their children and 400 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she and her parents and brothers are trustees. The amounts shown in the table include 125,300 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table also include 25,362 shares of Class A Common Stock and 58,166 shares of Class B Common Stock owned by two trusts of which his spouse is the income beneficiary and his minor children are remainder beneficiaries, respectively.

 (7) Thomas R. Hyde owns directly 72,460 shares of Class A Common Stock and 190,432 shares of Class B Common Stock, or approximately 0.7% and 8.5%, respectively, of such stock outstanding. He owns as trustee of trusts created for the benefit of his children 48,708 shares of Class A Common Stock and 18,706 shares of Class B Common Stock. He has beneficial ownership of 11,024 shares of Class A Common Stock and 12,146 shares of Class B Common Stock held by him or his spouse as custodian or by his spouse as trustee for his children, and he shares beneficial ownership of 5,270 shares of Class A Common Stock held by his spouse. In addition, he shares beneficial ownership as co-trustee with his parents, brother and sister of 400 shares of Class A Common Stock held by the Hyde Family Charitable Fund.

 (8) Thomas R. Wyman owns the shares listed as Wisconsin marital property with his wife, Shirley F. Wyman.

 (9) Joyce W. Hyde and her husband own a total of 79,919 shares of Class A Common Stock and 233,718 shares of Class B Common Stock, or about 0.8% and 10.5%, respectively, of the outstanding shares, all as Wisconsin marital property, but she has sole or shared voting and dispositive power with respect to the amounts shown in the table (i.e., shared voting and dispositive power with respect to 3,206 shares of Class A Common Stock, including 400 shares of Class A Common Stock held by the Hyde Family

Charitable Fund, of which she, her husband and her adult children are trustees, and sole voting and dispositive power as to the remainder). Her husband has sole voting and dispositive power with respect to 7,755 shares of Class A Common
     Stock and 107,810 shares of Class B Common Stock. The amounts shown in the table do not include the shares owned directly or indirectly by their three adult children, as to which she disclaims beneficial ownership.

(10) Orren J. Bradley owns 1,626 shares of Class A Common Stock directly. The amount shown in the table also includes 17,600 shares of Class A Common Stock issuable pursuant to vested stock options.

(11) David L. Omachinski owns 45,000 shares of Class A Common Stock directly as Wisconsin marital property with his wife Carla J. Omachinski (including 15,000 shares received as restricted stock during 2000, 1,875 of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. The amount shown in the table also includes 80,400 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(12) Barbara Widder-Lowry and Paul A. Lowry, who are spouses, each own 15,000 shares of Class A Common Stock received as restricted stock during 2000 (1,875 shares of which have vested for each of them). They have both voting and dispositive power with respect to shares of restricted stock that have vested, and they have voting but not dispositive power (except by will and the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. They also beneficially own 42,000 shares and 32,750 shares of Class A Common Stock issuable to each of them, respectively, pursuant to the vested portion of employee stock options.

(13) Steven R. Duback owns 2,370 shares of Class A Common Stock directly. The amount shown in the table also includes 27,600 shares of Class A Common Stock issuable pursuant to vested stock options.

(14) The shares consist of Class A Common Stock issuable pursuant to vested stock options.

(15) The amounts shown in the table include 55,000 shares of Class A Common Stock received by certain officers as restricted stock during 2000 (6,875 of which have vested) and 620,875 shares of Class A Common Stock issuable to directors and executive officers pursuant to the vested portions of stock options. The holders of restricted stock that has not yet vested have voting but not dispositive power (except by will and the laws of descent and distribution) with respect to those shares.

     The descendants of Earl W. Wyman, their spouses and trusts of which they are beneficiaries (the "Wyman/Hyde Group," including, among others, Thomas R. Hyde, Joyce W. Hyde, Douglas W. Hyde, Michael D. Wachtel, Margaret H. Wachtel, the Earl W. Wyman Trusts, Thomas R. Wyman and William F. Wyman) own a total of 1,629,501 shares of Class A Common Stock (approximately 15.7% of the outstanding shares) and 2,070,310 shares of Class B Common Stock (approximately 92.4% of the outstanding shares). Each member of the Wyman/Hyde Group is subject to a cross purchase agreement pursuant to which his or her Class B Common Stock generally may not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/Hyde Group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any person holding more than 10% of any class of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file the reports on or before these dates not previously reported. To the Company's knowledge, all of these filing requirements were satisfied during 2000, except that filings were initially overlooked for gifts of stock to three new family trusts for which insiders are trustees.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Shirley A. Dawe and Jerry M. Hiegel as directors, and proxies for Class B Common Stock will be voted to elect Douglas W. Hyde, Michael D. Wachtel, William F. Wyman, Steven R. Duback, David L. Omachinski, Stig A. Kry and Robert C. Siegel, as directors. Orren J. Bradley is not standing for reelection. In the unforeseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

     The nominees for Directors are:

                                                   PRINCIPAL OCCUPATION
                                                       AND BUSINESS                      DIRECTOR
            NAME              AGE                       EXPERIENCE                        SINCE
            ----              ---                  --------------------                  --------
                     NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS B SHARES
Douglas W. Hyde.............  50    Chairman of the Board (since May, 1994), President    1988
                                    (since 1991) and Chief Executive Officer (since
                                    1992); prior thereto Mr. Hyde served as Senior Vice
                                    President -- Marketing (since 1989); Vice
                                    President -- Merchandising (since 1983); and as
                                    Director of Sportswear Merchandising (since 1979);
                                    joined the Company in 1975.
Michael D. Wachtel..........  47    Executive Vice President (since 1991), Chief          1988
                                    Operating Officer (since 1992) and Assistant
                                    Secretary (since 1990); prior thereto Mr. Wachtel
                                    served as Senior Vice President -- Operations
                                    (since 1986); and as Director of Operations (since
                                    1984) and as Administrative Assistant to the
                                    President; joined the Company in 1978.
William F. Wyman............  42    Vice President -- Domestic Licensing (since 1993).    1996
                                    Prior thereto he was Director of Licensed Products
                                    (since 1991) and Manager of Retail Development
                                    (since 1990); joined the Company in 1981.
Steven R. Duback(1).........  56    Partner, Quarles & Brady LLP (law firm), Milwaukee    1981
                                    (joined the firm in 1969); Secretary of the Company
                                    (since 1981).
David L. Omachinski.........  49    Vice President -- Finance, Chief Financial Officer    1994
                                    and Treasurer (since 1993). Joined the Company in
                                    1993. Prior thereto (since 1980) Mr. Omachinski was
                                    a shareholder of Schumaker, Romenesko & Associates,
                                    S.C. (since 1992 Mr. Omachinski was the Executive
                                    Vice President and Chief Operating Officer thereof)
                                    which served as the Company's independent public
                                    accountants.
Stig A. Kry.................  72    Retired. From 1957 to 1993 Mr. Kry was a management   1996
                                    consultant with Kurt Salmon Associates, Inc. Mr.
                                    Kry is also a director of Guilford Mills, Inc. and
                                    of Media Metrix, Inc.

---------------

(1) Quarles & Brady LLP, of which Mr. Duback is a partner, has performed legal services for the
    Company for many years.

                                                   PRINCIPAL OCCUPATION
                                                       AND BUSINESS                      DIRECTOR
            NAME              AGE                       EXPERIENCE                        SINCE
            ----              ---                  --------------------                  --------
Robert C. Siegel............  64    Consultant -- Managing Director (part time) of Kurt    New
                                    Salmon Associates (since 1999). Prior thereto        Nominee
                                    (since 1993) he was the Chairman, CEO and President
                                    of The Stride Rite Corporation and (from 1964 to
                                    1993) he served in various sales and executive
                                    positions with Levi Strauss & Co. Mr. Siegel is
                                    also a director of The Bon Ton Store, McNaughton
                                    Apparel Group and Skechers U.S.A. Inc.
                     NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS A SHARES
Shirley A. Dawe.............  54    President of Shirley Dawe Associates, Inc., (a        1997
                                    Toronto based consumer goods marketing and
                                    merchandising consulting group) since 1986. Ms.
                                    Dawe also spends a substantial portion of her time
                                    fulfilling her responsibilities as a director of
                                    various companies, including Moore Corp., Ltd.,
                                    National Bank of Canada and Silcorp. Ltd.
Jerry M. Hiegel.............  74    Chairman of the Hiegel Group, Inc. (a private         1992
                                    investment firm) since 1987. Prior thereto Mr.
                                    Hiegel was Executive Vice President of General
                                    Foods Corporation (a diversified food manufacturer)
                                    (since 1982); Chairman (since 1984), President and
                                    CEO (since 1980), and President (since 1977) of
                                    Oscar Mayer Foods Corporation (food manufacturer
                                    specializing in packaged meats).

     Each director attended 75% or more of the meetings of the Board and committees of which he or she is a member held during 2000. The nominating committee currently consists of Messrs. Duback (chair), Hyde, Wyman and Kry and Ms. Dawe. The executive committee consists of Messrs. Hyde (chair), Bradley, Wachtel and Omachinski. The compensation committee consists of Messrs. Hiegel (chair), Bradley and Ms. Dawe. The audit committee consists of Messrs. Bradley (chair), Hiegel and Kry. The retirement plan committee consists of Messrs. Wachtel (chair), Omachinski and Hyde.

EXECUTIVE OFFICERS

     Information concerning those continuing executive officers of the Company who are not directors or nominees for director is set forth in the following table.

             NAME                  AGE                     POSITION AND EXPERIENCE
             ----                  ---                     -----------------------
Clifford J. Thompson...........    55    Senior Vice President -- Operations (since 1994). Prior
                                         thereto he was Vice President -- Operations at Liberty
                                         Trouser Company (since 1993); Chief Operating Officer,
                                         Corporate Vice President of Gitano Manufacturing Group
                                         (since 1991); Vice President of Domestic Manufacturing at
                                         Espirit de Corp. (since 1989).
Paul S. Christensen............    51    Vice President -- Human Resources (since January, 2001).
                                         Prior thereto Mr. Christensen was Vice President -- Human
                                         Resources at Broan-NuTone LLC (since 1998) and Vice
                                         President -- Human Resources & Administration at AR
                                         Accessories Group, Inc. (formerly Amity Leather Products
                                         Co.) (since 1981).
Jon C. Dell'Antonia............    59    Vice President -- Management Information Systems (since
                                         1990). Prior thereto Mr. Dell'Antonia served in a similar
                                         capacity for Coleman Co. (a manufacturer of outdoor
                                         recreational products) (since 1982).

             NAME                  AGE                     POSITION AND EXPERIENCE
             ----                  ---                     -----------------------
Paul A. Lowry..................    49    Vice President -- Corporate Retail (since 1994). Prior
                                         thereto he was Vice President Store/Operations for Essex
                                         Outfitters, Inc. (since 1991).
Barbara Widder-Lowry...........    50    Vice President -- Children's Wear Product Development (since
                                         1994). Prior thereto she was an executive officer of Essex
                                         Outfitters, Inc. (since 1990).
James J. Martin................    38    Vice President -- Wholesale (since February, 2000). Prior
                                         thereto he was an executive of Carson Pirie Scott & Co.
                                         (since 1992).
Kenneth H. Masters.............    58    Vice President -- Manufacturing (since May, 1994). Prior
                                         thereto he was Assistant Vice President -- Manufacturing
                                         (since 1983); joined the Company in 1962
Juan C. Fernandez..............    46    Vice President -- International (since February, 1999).
                                         Prior to that date he served as Regional Manager (since
                                         1990).

     Douglas W. Hyde is the brother-in-law of Michael D. Wachtel and the cousin of William F. Wyman. Paul A. Lowry and Barbara Widder-Lowry are spouses. There are no other family relationships among the executive officers, directors and nominees.

                    AUDIT COMMITTEE COMPOSITION AND CHARTER

     The Company has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee" included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, and considered the compatibility of non-audit services with the auditor's independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during 2000.

     The Audit Committee also reviewed the fees and scope of services provided to the Company by Ernst & Young LLP for the fiscal year ended December 30, 2000, as reflected in the following table, and considered whether the provision of the non-audit services described in the table is compatible with maintaining the independence of Ernst & Young LLP:

                  TYPE OF SERVICE AND FEE                        AMOUNT
                  -----------------------                        ------
Audit Fees..................................................    $153,675
Financial Information Systems Design and Implementation
  Fees......................................................    $      0
All Other Fees (tax services)...............................    $ 76,050

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission. The Committee also recommended, and the Board approved, the selection of the Company's independent auditors.

                    Orren J. Bradley, Audit Committee Chair
                    Jerry M. Hiegel, Audit Committee Member
                      Stig. A. Kry, Audit Committee Member

February 21, 2001

                         PROPOSAL TO AMEND AND RESTATE
                 THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN

     The OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the Company's shareholders at the 1995 Annual Meeting. The Plan provides for the grant of nonqualified stock options to directors of the Company who are not active full-time employees of OshKosh B'Gosh, Inc. or a subsidiary ("Outside Directors"), who are its only participants. The continuing Outside Directors are Steven R. Duback, Jerry M. Hiegel, Stig A. Kry and Shirley A. Dawe. Each of them (and Mr. Siegel and anyone else who becomes an Outside Director while the Plan is in effect) will automatically receive an annual option for 6,000 shares for 2001 and any future year they serve as directors (subject to adjustment as described below). Accordingly, these persons may have a conflict of interest regarding this proposal. The Plan initially authorized the issuance of 140,000 shares of Class A Common Stock (as adjusted by the 2-for-1 stock split on September 21, 1998) and was scheduled to terminate on December 31, 2004, except as to options then outstanding under the Plan.

     As of the March 15, 2001 record date, 42,000 shares have been issued under the Plan and 98,000 shares are subject to outstanding options. Because there are no shares available for future stock option grants, the Company's Board of Directors has amended the Plan to increase the number of shares of Class A Common Stock that may be issued under the Plan from 140,000 shares to 325,000 shares and to eliminate the Plan's expiration date. These amendments are subject to approval by the Company's shareholders at the 2001 Annual Meeting.

     The Board of Directors unanimously recommends that shareholders vote FOR approval of these amendments. The affirmative vote of the holders of a majority of the shares of Class B Common Stock represented at the annual meeting, in person or by proxy, is required for approval of the amendments. Broker nonvotes will have no effect with respect to the approval of the amendments, but any abstention will have the same effect as a "no" vote. A copy of the full text of the Plan, as amended and restated, is attached as Appendix B to this proxy statement. The principal features of the Plan are summarized below. This summary is qualified in its entirety by reference to the terms of the amended and restated Plan as set forth in Appendix B.

PRINCIPAL TERMS OF THE PLAN

     The Plan is administered by the Compensation Committee of the Board of Directors, but the Compensation Committee has no discretion as to the amount, price or timing of any option to be granted, which are fixed by the terms of the Plan.

     The amendments increase the number of shares of the Company's Class A Common Stock that may be issued pursuant to the exercise of options granted under the Plan from 140,000 shares to 325,000 shares. Shares subject to and not issued under an option which expires, terminates or is canceled for any reason, again become available for the granting of options. In the event of a stock dividend, stock split, recapitalization or other similar change affecting the Class A Common Stock, the aggregate number and kind of shares for which options may thereafter be granted under the Plan and the number, kind and exercise price of shares subject to outstanding options shall be appropriately adjusted.

     The granting of options is automatic under the Plan. If this proposal is approved by shareholders, each year upon the first meeting of the Company's Board of Directors following the annual meeting of shareholders, each person then serving the Company as an Outside Director will automatically be granted an option to purchase 6,000 shares of Class A Common Stock (subject to adjustment for changes affecting the Class A Common Stock described above). If at any time there are not sufficient available shares under the Plan to grant each Outside Director an option to purchase 6,000 shares, each Outside Director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of Outside Directors.

     The exercise price at which shares may be purchased under each option is 100% of the Fair Market Value (as defined in the Plan) of the stock on the date the option is granted. On March 15, 2001, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $22.6875 per share.

     Each option granted under the Plan will be evidenced by a stock option agreement between the Company and the optionee containing the terms and conditions required by the Plan and any other terms and conditions, not inconsistent with the Plan, as the Compensation Committee may deem appropriate. Each stock option granted under the Plan will become exercisable six months after the date of grant, regardless of whether the optionee is still a director of the Company on that date. All rights to exercise an option will terminate upon the earlier of ten years from the date of grant or two years after the date the optionee ceases to be a director of the Company.

     Each option may be exercised in whole or in part from time to time as specified in the stock option agreement. The exercise price must be paid in full at the time of exercise, either in cash or by delivering shares of Class A Common Stock which the optionee or the optionee's spouse or both have beneficially owned for at least six months prior to the time of exercise ("Delivered Stock"), or a combination of cash and Delivered Stock.

     If the Company is dissolved or liquidated, optionees must surrender all outstanding unexercised options for an amount of cash equal to the difference between the exercise price and the highest Fair Market Value of Class A Common Stock within the 60 days prior to the dissolution or liquidation. If the Company is party to a merger in which it is not the surviving corporation, the Compensation Committee is required (subject to the approval of the Board of Directors) to take action to protect outstanding options by substituting on an equitable basis appropriate shares of the surviving corporation, subject to limits described in the Plan.

     An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the optionee's lifetime, may be exercised only by the optionee or the optionee's guardian or legal representative.

     If this proposal is approved by shareholders, the Plan's designated December 31, 2004 termination date will be eliminated, although the Board of Directors may terminate the Plan at any time except with respect to any options then outstanding. The Board of Directors may amend the Plan from time to time, provided that no such amendment may impair without the optionee's consent any previously granted option or be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3 under the Securities Exchange Act of 1934.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a brief summary of the Company's understanding of the principal income tax consequences under the Internal Revenue Code (the "Code") of a nonqualified stock option ("NSO") granted under the Plan based upon the applicable provisions of the Code in effect on the date hereof. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

     When the NSO exercise price is paid in Delivered Stock, the exercise is treated as: (a) a tax-free exchange of the shares of Delivered Stock (without recognition of any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the "spread" between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee's basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period for such shares will begin on the day the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended December 30, 2000 (Fiscal
2000), to the five most highly compensated executive officers. The number of options shown in the table has been retroactively adjusted for the 2 for 1 stock split in the form of a stock dividend in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         -----------------------------------
                                                                                AWARDS
                                            ANNUAL COMPENSATION          --------------------
                                      --------------------------------   RESTRICTED              LONG-TERM
                                                          OTHER ANNUAL     STOCK                 INCENTIVE      ALL OTHER
                             FISCAL   SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS   PLAN PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)        ($)(1)        ($)(2)       (#)         ($)            $(3)
---------------------------  ------   -------   -------   ------------   ----------   -------   ------------   ------------
Douglas W. Hyde...........    2000    420,000   273,142       --                0     31,000         0            56,840
President and Chief           1999    370,000   204,716       --                0     31,000         0            51,122
Executive Officer             1998    346,600   191,902       --                0     31,000         0            49,195

Michael D. Wachtel........    2000    340,000   221,115       --                0     25,400         0            45,679
Executive Vice                1999    300,014   165,994       --                0     25,400         0            41,567
President and Chief           1998    288,475   159,720       --                0     25,400         0            41,555
Operating Officer

David L. Omachinski.......    2000    240,000   165,081       --          235,800     18,000         0            32,509
Vice President -- Finance,    1999    210,000   104,580       --                0     18,000         0            30,333
CFO and Treasurer             1998    200,000   109,629       --                0     18,000         0            27,936

Barbara Widder-Lowry......    2000    300,000   184,589       --          235,800     18,000         0            42,090
Vice President --
Children's                    1999    277,246   147,060       --                0     18,000         0            38,894
Wear Product Development      1998    249,275   132,962       --                0     18,000         0            34,910

Paul A. Lowry.............    2000    240,000   144,579       --          235,800     15,000         0            33,366
Vice President --             1999    210,489   118,479       --                0     15,000         0            25,270
Corporate Retail              1998    182,350    50,051       --                0     14,000         0            26,223

---------------
(1) For 2000, 1999 and 1998, other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer's salary.

(2) The dollar value of the awards of restricted stock is calculated by multiplying the closing market price of OshKosh's unrestricted Class A Common stock on the date of the grant (2/15/00) by the number of shares awarded. A total of four executives (including the three identified in the table) received restricted stock awards for an aggregate of 55,000 shares of Class A Common Stock. Each of the awards vests as to 50% of the covered shares four years after the award, upon the employee's earlier disability or death, or upon a change in control of OshKosh. The remaining 50% vests in annual increments over four years, provided that the cumulative financial targets (consisting of (a) consolidated operating income expressed as a percentage of net sales, and (b) the return on net assets of OshKosh and any subsidiaries) specified for each year have been satisfied and generally that the employee remains in the employ of OshKosh or a subsidiary at the close of the year.

(3) The Company's contributions to the named individual's accounts in its Profit Sharing Plans for 2000, 1999 and 1998 were $10,125, $10,000 and $14,717 for
    Mr. Hyde, $10,125, $10,000 and $15,050 for Mr. Wachtel, $10,125, $10,000 and
    $15,050 for Mr. Omachinski, $10,125, $10,000 and $15,050 for Ms.
    Widder-Lowry and $10,125, $10,000 and $15,050 for Mr. Lowry. The Company's unfunded allocations for 2000 and 1999 to the nonqualified profit sharing plans were $5,600 and $4,800, respectively, for each of the named executives. The Company's unfunded allocations to the same individuals' accounts for 2000, 1999 and 1998 in the defined contribution portion of the Excess Benefit Plan were $36,377, $32,152 and $33,018 for Mr. Hyde, $26,880, $23,978 and $25,335 for Mr. Wachtel,

    $13,966, $12,770 and $11,462 for Mr. Omachinski, $22,165, $20,017 and
    $18,127 for Ms. Widder-Lowry and $15,078, $8,043 and $9,565 for Mr. Lowry. For 2000 and 1999 the Company also paid in respect of taxes on the Excess Benefit Plan $1,363 and $795, respectively, to Mr. Hyde, $733 and $408 to Mr. Wachtel, $195 and $140 to Mr. Omachinski, $332 and $209 to Ms. Widder-Lowry and $236 and $100 to Mr. Lowry. Premiums paid by the Company on a term life insurance policy covering Mr. Hyde for each of 2000, 1999 and 1998 were $3,375, $3,375 and $1,460, respectively; premiums for the same years for Mr. Wachtel were $2,341, $2,381 and $1,170, respectively; premiums for the same years for Mr. Omachinski were $2,623, $2,623 and $1,424, respectively; premiums for the same years for Ms. Widder-Lowry were $3,868, $3,868 and $1,733, respectively, and premiums for each of the same years for Mr. Lowry were $2,327, $2,327 and $1,608, respectively.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants during 2000 to the named executive officers. No SARs were granted in 2000. These grants, together with the restricted stock awards to certain executives, comprise the stock incentive component of the executives' 2000 compensation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         % OF TOTAL
                                          OPTIONS/      OPTIONS/SARS
                                            SARS         GRANTED TO      EXERCISE OR                   GRANT DATE
                                         GRANTED(1)     EMPLOYEES IN     BASE PRICE     EXPIRATION    PRESENT VALUE
                NAME                        (#)        FISCAL YEAR(2)      ($/SH)          DATE           $(3)
                ----                     ----------    --------------    -----------    ----------    -------------
Douglas W. Hyde......................      31,000           9.7%           $15.72        2/15/10        $198,100
Michael D. Wachtel...................      25,400           8.0%            15.72        2/15/10        $162,300
David L. Omachinski..................      18,000           5.6%            15.72        2/15/10        $115,000
Barbara Widder-Lowry.................      18,000           5.6%            15.72        2/15/10        $115,000
Paul A. Lowry........................      15,000           4.7%            15.72        2/15/10        $ 95,800

---------------
(1) Consists entirely of nonqualified stock options granted pursuant to the OshKosh B'Gosh, Inc. 1994 Incentive Stock Plan (the "1994 Plan"). Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of the grant. Unless earlier terminated, these options expire ten years after the date of the grant.

(2) Based on stock option grants made to employees during 2000 for 318,800 shares of Class A Common Stock.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The ultimate realizable values of the options will depend on the future market price of the Company's Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include an exercise price on the option of $15.72 (the fair market value of the underlying stock on the date of grant); an option term of ten years; an interest rate of 6.47% (the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term); volatility of 53.3% (calculated using the Company's daily stock prices for the one-year period prior to the grant date); dividends at the rate of $.20 per share (the annualized dividends paid with respect to a share of Class A Common Stock) and a corresponding dividend yield of 1.3% which is assumed to remain constant for the life of the option; and reductions of approximately 19.2% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 14.4% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                                OPTION/SAR VALUE

                                                             NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                           OPTIONS/ SARS AT FISCAL              OPTIONS/ SARS
                                SHARES        VALUE              YEAR-END(#)                AT FISCAL YEAR-END(1)
                              ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
            NAME              EXERCISE(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----              -----------    --------    -----------    -------------    -----------    -------------
Douglas W. Hyde.............    41,400       $456,696      79,300          77,500         $605,219        $174,336
Michael D. Wachtel..........         0              0      99,900          63,500          888,594         142,843
David L. Omachinski.........         0              0      62,150          45,250          531,812         103,978
Barbara Widder-Lowry........         0              0      24,000          45,000          113,812         101,228
Paul A. Lowry...............         0              0      18,250          36,750           81,469          81,606

---------------
(1) Based on the closing price of the Company's Class A Common Stock at the end of the fiscal year of $18.50 per share.

PENSION PLANS

     The Company maintains a qualified Pension Plan and an unfunded Excess Benefit Plan that provides to participants pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service classifications under the qualified Pension Plan, including amounts payable under the Excess Benefit Plan.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
AVERAGE ANNUAL   ---------------------------------------------------
 REMUNERATION      15         20         25         30         35
--------------   -------   --------   --------   --------   --------
   $100,000      $15,000   $ 20,000   $ 25,000   $ 30,000   $ 35,000
    150,000       22,500     30,000     37,500     45,000     52,500
    200,000       30,000     40,000     50,000     60,000     70,000
    250,000       37,500     50,000     62,500     75,000     87,500
    300,000       45,000     60,000     75,000     90,000    105,000
    350,000       52,500     70,000     87,500    105,000    122,500
    400,000       60,000     80,000    100,000    120,000    140,000
    500,000       75,000    100,000    125,000    150,000    175,000
    600,000       90,000    120,000    150,000    180,000    210,000

     Under the Company's qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to 1% of his or her highest five consecutive year average monthly compensation (including salary and bonuses as shown in the Summary Compensation Table) multiplied by the number of years in which he or she completed at least 1,000 hours of service, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant's accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. Hyde, Wachtel, Omachinski and Lowry and Ms. Widder-Lowry are 25, 23, 7, 7 and 7, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. Hyde, Wachtel, Omachinski, and Lowry and Ms. Widder-Lowry are $530,707, $437,367, $287,203, $276,174 and $364,045,
respectively.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL OVERVIEW OF EXECUTIVE COMPENSATION AND COMPENSATION COMMITTEE PHILOSOPHY

     The Compensation Committee recommends executive compensation levels for the Company's executive officers. Its recommendations were approved by the Board in 2000 without change. Salaries, annual cash incentive bonus award opportunities and related performance criteria are determined and established near the beginning of the year. The incentive bonuses are awarded under what is called the Management Incentive Compensation Plan. In addition, near the beginning of each year the Committee makes grants of nonqualified stock options to employees who are in a position to make an impact on the long-term performance of the Company. In 2000 the Compensation Committee also granted restricted stock awards to four senior level key executives.

     The philosophical basis for the salary amounts, the incentive bonus opportunities, the stock option awards, and the restricted stock awards to senior level executives, is twofold: first, to provide compensation which is competitive in the marketplace; and second, to create a mix of compensation elements which will provide incentives to focus on both short-term and long-term goals.

BASE SALARY

     Base salaries of the executive officers are based primarily on an analysis of competitive market data for positions with similar duties and responsibilities and to a lesser extent on the judgment of the Committee regarding the individual's duties, responsibilities, skills and relative value to the Company. The 2000 salaries for the executive officers were generally within a range of plus or minus 14% of the indicated market salaries.

ANNUAL CASH INCENTIVE BONUS UNDER THE MANAGEMENT INCENTIVE COMPENSATION PLAN

     Annual cash incentive bonuses for executive officers under the Management Incentive Compensation Plan are based on the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the company, the achievement of predetermined performance goals relating to the functional area of the company's operations for which the individual has responsibility, and a year-end subjective evaluation of the individual's overall performance during the past year.

     Various performance goals were established for each executive officer, and each officer was given an opportunity to earn a bonus, defined as a percentage of his base salary, for achievement of these goals at various levels: minimum, target and maximum. For the CEO, the COO and the CFO, if achievement of performance goals is at "target" the bonus earned is 50% of base salary, if at "minimum" the bonus is 25% of base salary, and if at or better than "maximum" the bonus is 75% of base salary. For all other executive officers the target bonus percentages (% of base salary) ranged from 35% to 45% of salary, the minimum percentages ranged from 20% to 23% of salary, and the maximum percentages ranged from 53% to 67% of salary. If performance falls below "minimum," no bonus is paid.

     For all executive officers except the CEO, COO, CFO and the Vice President of Children's Wear Product Development, the performance goals included three basic components: (1) a "Corporate" component measured by a combination of Company net sales, pre-tax earnings and "Shareholder Value Added"; (2) a "Responsibility Area" component based on predefined goals related specifically to the functional area of the Company's business for which the particular officer is responsible; and (3) an "Individual Evaluation" component based on a subjective year-end evaluation of the officer's overall performance by the person to whom the officer reports (or by the Compensation Committee in the case of the CEO and the COO). The "Shareholder Value Added" segment of the "Corporate" component is a measure of value added (i.e., the increase in the return on capital employed). The performance goals for the CEO, COO, CFO and Vice President of Children's Wear Product Development consisted of only two components: a "Corporate" component and an "Individual Evaluation" component.

     The selection, weighting and sizing of the various segments and components of the incentive bonus plan were determined by the Committee based on a combination of factors including: the Committee's belief that the "Corporate" component of the total potential bonus ought to be more heavily weighted for those who are in the position to have the greatest impact on the overall financial performance of the Company; the Committee's belief that for officers other than the CEO, COO, CFO and Vice President of Children's Wear Product Development, the potential bonus ought to reflect, to a significant degree, achievement or lack thereof in specific functional areas for which the individual has responsibility; the Committee's belief that some portion of the bonus (15% in all cases) ought to be based on a subjective year-end evaluation of the individual's overall performance for the year then ended; and finally a comparison of aggregate cash compensation (base salary plus incentive bonus at "target" level) with the market data described above under "Base Salary."

LONG-TERM STOCK INCENTIVES

     The Committee views stock based compensation as an important incentive component of the Company's overall compensation package. The Committee believes that stock based compensation serves the important purposes of (a) aligning executive compensation with the creation of shareholder value by rewarding performance based on increases in the value of the Company's stock and by providing executives with an ownership perspective, (b) focusing executives on long-term performance, and (c) providing a balance between short-term and long-term perspective. It also believes that stock based compensation will assist the Company in attracting qualified employees and building long-term relationships with existing employees.

     Early in 2000, nonqualified stock options to purchase a total of 159,900 shares of the Company's Class A Common Stock were granted to the persons who were at that time executive officers of the Company. The options vest in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the Company.

     The size of each stock option award was based on the Committee's belief that: (a) generally speaking the award sizes should be in proportion to an individual's capacity, based on his or her job function and position, to affect the long-term performance of the Company; (b) the award size should be a significantly higher percentage of salary for top level executives than for other employees; and (c) award size as a percent of salary should, generally speaking, be within a range of comparability to the award sizes of other comparable companies.

     In addition, in February of 2000, restricted stock awards totaling 55,000 shares of the Company's Class A Common Stock were granted to four senior executive officers. Each award provides that 50% of the shares awarded vest after four years if the executive has remained in the employ of the Company continuously to that time. The other 50% of the shares awarded vest over a four year period subject to the satisfaction of both an "income as a percentage of sales test" and a "return on net assets test." The restricted shares are subject to forfeiture to the extent these performance criteria are not satisfied. The Committee believes that the restricted stock awards provide an appropriate incentive for these senior executives to continue to work for and manage the affairs of the Company in such a way that the Company's stock becomes more valuable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Douglas W. Hyde was the President and CEO of the Company during 2000. His total cash compensation for 2000 was $693,142, consisting of $420,000 of base salary and $273,142 of incentive bonus. His base salary was based partly upon market data and partly upon the Committee's subjective evaluation of his individual skills and responsibilities. With respect to his incentive bonus (50% of base salary at "target"), the Committee believed that a high percentage (85%) of his total bonus potential should be based upon the overall financial performance of the Company, as measured by its 2000 net sales, pretax earnings and Shareholder Value Added, because the CEO's primary responsibility is to achieve results in these areas of overall Company performance. The remaining 15% of his total bonus potential was based upon a subjective individual evaluation of Mr. Hyde's performance by the committee following year end. The nonqualified stock options on the 31,000 shares granted to Mr. Hyde were determined in the manner described above for executive officers of the Company.

SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct compensation in excess of $1 million paid in a taxable year to the Chief Executive Officer or to any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

                                          Compensation Committee
                                          Jerry M. Hiegel, Chairperson
                                          Orren J. Bradley
                                          Shirley A. Dawe

DIRECTORS' COMPENSATION

     Each outside director of the Company (currently Messrs. Duback, Bradley, Hiegel and Kry and Ms. Dawe) is entitled to receive $1,000 for each directors meeting attended either in person or by telephone conference lasting one hour or more; $600 for meetings by telephone conference up to one hour in length; $1,000 for each committee meeting attended in person but not held on the same day as a regularly scheduled board meeting or in which participation is by telephone conference call lasting two hours or more; and $800 for any committee meetings in which participation is by telephone conference call lasting one hour or more but less than two hours, and $600 of any other committee meetings attended, plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a retainer of $1,500 per month. During 2000 Messrs. Duback, Bradley, Hiegel and Kry and Ms. Dawe received director's fees of $25,000, $26,800, $26,800, $27,200 and $26,000, respectively. Outside directors also receive an annual option grant covering 6,000 shares of Class A Common Stock (5,600 during 2000) with an exercise price equal to the market value on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee includes Mr. Bradley, Mr. Hiegel (chair), and Ms. Dawe. There are no Compensation Committee interlocks.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR),*
                 OSHKOSH B'GOSH, INC., S&P 500 STOCK INDEX, AND
                        S&P TEXTILE-APPAREL MFGS. GROUP

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------

                                                                       S&P TEXTILE -
                                OSHKOSH              S&P 500           APPAREL MFGS.
        DATE                  B'GOSH, INC.         STOCK INDEX             GROUP
------------------------------------------------------------------------------------
December 1995........           $100.00              $100.00              $100.00
December 1996........           $ 88.66              $122.90              $137.38
December 1997........           $194.21              $163.85              $148.14
December 1998........           $239.57              $210.58              $128.23
December 1999........           $252.63              $254.83              $ 95.74
December 2000........           $225.56              $231.62              $113.69
------------------------------------------------------------------------------------

---------------
* Total shareholder return assumes $100 invested December 31, 1995 and reinvestment of dividends on a quarterly basis.

                            INDEPENDENT ACCOUNTANTS

     The Company engaged Ernst & Young LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ended December 30, 2000. No change of independent public accountants is contemplated during 2001.

     Representatives from Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 28, 2001, in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may exercise the discretionary authority conferred by the proxies solicited for next year's annual meeting to vote on any matter that may be proposed at that Annual Meeting of Shareholders if the Company does not have notice of the matter on or before February 11, 2002.

                                          By order of the Board of Directors

                                          Douglas W. Hyde, Chairman

Oshkosh, Wisconsin
March 28, 2001

     A copy (without exhibits) of the Company's Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended December 30, 2000, has been provided with this Proxy Statement. The Company will provide to any shareholder, without charge, an additional copy of that Form 10-K annual report on the written request of such person directed to: David L. Omachinski, Vice President -- Finance, OshKosh B'Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54901.

                                                                       EXHIBIT A

                              OSHKOSH B'GOSH, INC.

                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE'S MEMBERSHIP AND ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall be appointed by the board of directors and be comprised of at least three directors, each of whom shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. ("Nasdaq"). Each member of the committee shall be free from any relationship which would interfere with the exercise of his or her independent judgement in carrying out his or her responsibilities as a director or a member of the committee. All committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the committee. At least one member of the committee shall have the accounting or related financial management expertise required by Nasdaq.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and any legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     It is the responsibility of the audit committee to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The independent auditors are ultimately accountable to the committee and the board of directors, and the committee and the board shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out its responsibilities, the audit committee shall:

     - Review and reassess the adequacy of this charter at least annually, submit the charter to the Board of Directors for approval and have the charter published at least every three years in accordance with SEC regulations.

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

     - Approve the fees to be paid the independent auditors.

     - Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including recommendations of the independent auditors.

     - Discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and, with respect to the independent auditors, the annual audit fee.

     - Receive, review and discuss with the independent auditors on an annual basis a written statement from the independent auditors containing all matters required by Independence Standards Board Standard 1 including a delineation of all significant relationships which the independent auditors have with the Company that could impair their independence or impact their objectivity.

     - Review with the independent auditors, the Company's internal auditor, and financial and appropriate accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company's system to monitor and manage business risk and any legal and ethical compliance programs.

     - Meet, at least annually, separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and coordination of such plans with the independent auditors.

     - Review the financial statements contained in the Company's Form 10-K and in its Annual Report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented. Any changes in account principles should be reviewed.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters considered at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                       EXHIBIT B

                              OSHKOSH B'GOSH, INC.

                   1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                      (INCLUDING AMENDMENTS MADE 2/21/01)

I. INTRODUCTION

     1.01 Purpose. This plan shall be known as the Oshkosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan. The purpose of the Plan is to provide an incentive for Outside Directors of Oshkosh B'Gosh, Inc. to improve corporate performance on a long-term basis. It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule).

     1.02 Effective Date. The Plan shall be effective upon its approval by shareholders at the Company's 1995 annual meeting. If the Plan is approved by shareholders, the first option grants will automatically be made at the Board meeting immediately following the 1995 annual meeting.

II. PLAN DEFINITIONS

     2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Company" shall mean Oshkosh B'Gosh, Inc., a Wisconsin corporation.

          (c) "Company Stock" shall mean the Company's Class A Common Stock and such other stock and securities as may be substituted therefor pursuant to
     Section 3.02.

          (d) "Director" shall mean a director of the Company.

          (e) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition) for such date or the preceding business day if such date is not a business day. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the mean of the closing bid and asked prices for such shares on the relevant date.

          (f) "Grantee" shall mean any person who has been granted an option under the Plan.

          (g) "Outside Director" shall mean a Director who is not also an active full-time employee of the Company or a corporation in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III. SHARES SUBJECT TO OPTION

     3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan shall not exceed Three Hundred Twenty Five Thousand (325,000) shares. Shares subject to and not issued under an option which expires, terminates, or is canceled for any reason under the Plan shall again become available for the granting of options.

     3.02 Changes in Common Stock. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be granted under the Plan shall be proportionately and appropriately adjusted and the number and kind of shares then subject to options under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV. ADMINISTRATION

     4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board which shall have the power, subject to and within the limits of the express provisions of the Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan. The Committee shall have no discretion as to the amount, price or timing of any option granted under this Plan.

V. STOCK OPTIONS

     5.01 Option Agreements. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. The holder of an option shall not have any rights as a stockholder with respect to the shares covered by an option until such shares have been delivered to him or her.

     5.02 Option Grant Size and Grant Date.

          (a) Annual Grant. Each year, upon the first meeting of the Board following the Company's annual meeting of shareholders, each person then serving the Company as an Outside Director shall automatically be granted a non-qualified stock option to purchase Six Thousand (6,000) shares, subject to adjustment under Section 3.02 hereof.

          (b) Special Rule. If at any time there are not sufficient available shares under the Plan to grant each Outside Director an option to purchase the number of shares identified above, each Outside Director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of Outside Directors.

     5.03 Exercise Price. The price at which each share of Company Stock covered by an option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the option is granted.

     5.04 Period for Exercise of Options. Each stock option granted under this Plan shall become exercisable six months from the date of grant, regardless of whether the Grantee is still a Director on such date. All rights to exercise an option shall terminate upon the earlier of (a) ten (10) years from the date the option is granted, or (b) two years from the date the Grantee ceases to be a Director.

     5.05 Method of Exercise. Subject to Section 5.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the exercise price therefor. The exercise price may be paid in cash, by check, or by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder.

     5.06 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option to protect such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof.

     5.07 Dissolution or Liquidation. Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, the Company shall pay the holder of each then outstanding and unexercised option an amount of cash equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the dissolution or liquidation over the option exercise price, multiplied by the number of shares subject to such option. Such option shall then be canceled.

VI. GENERAL

     6.01 Nontransferability. No option granted under the Plan shall be transferable or assignable except by last will and testament or the laws of descent and distribution. During the Grantee's lifetime, options shall be exercisable only by the Grantee or by the Grantee's guardian or legal representative. In the event of the Grantee's death, the personal representative of the Grantee's estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may exercise the option in accordance with its terms.

     6.02 General Restriction. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     6.03 Expiration and Termination of the Plan. Options may be granted under the Plan at any time and from time to time. The Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan.

     6.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee's consent any option theretofore granted under the Plan or
(b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3 under the Securities Exchange Act of 1934.

     6.05 Withholding Taxes. If the Company is required to collect withholding taxes upon exercise of an option, the Company may require, as a condition to such exercise, that the Grantee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise. In lieu of part or all of such payment, the Grantee may elect, subject to such rules as the Board may adopt from time to time, to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

     6.06 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

--------------------------------------------------------------------------------

     CLASS A COMMON                                       CLASS A COMMON
     STOCK PROXY                                             STOCK PROXY

                              OSHKOSH B'GOSH, INC.
            REVOCABLE PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                              CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Douglas W. Hyde and Michael D. Wachtel, and each of them, proxies, with full power of substitution to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Oshkosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Friday, May 4, 2001, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

        Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           /\FOLD AND DETACH HERE /\





------------------------------------------------------------------------------------------------------------------------------------
                                             OSHKOSH B'GOSH, INC.
                      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                                                                                ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH    For   Withheld   For All
NOMINEES                                                All     All     Except
(1) Election of Directors

Nominees:  Shirley A. Dawe and Jerry M. Hiegel as       //      //        //
directors elected by holders of Class A Common Stock


INSTRUCTION To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:

----------------------------------------------------




                                                                         DATED                                       , 2001
                                                                              ---------------------------------------

                                                                         --------------------------------------------------
                                                                                      (PLEASE SIGN EXACTLY AS
                                                                                       NAME APPEARS AT LEFT.)



                                                                         --------------------------------------------------
                                                                         (IF STOCK IS OWNED BY MORE THAN ONE PERSON, ALL
                                                                         OWNERS SHOULD SIGN.  PERSONS SIGNING AS EXECUTORS,
                                                                         ADMINISTRATORS, TRUSTEES OR IN SIMILAR CAPACITIES
                                                                         SHOULD SO INDICATE.)

------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\











                                                      YOUR VOTE IS IMPORTANT.
                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE.








------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     CLASS B COMMON                                       CLASS B COMMON
     STOCK PROXY                                             STOCK PROXY

                              OSHKOSH B'GOSH, INC.
            REVOCABLE PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                              CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Douglas W. Hyde and Michael D. Wachtel, and each of them, proxies, with full power of substitution to vote all shares of Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Oshkosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Friday, May 4, 2001, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

        Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN AND "FOR" THE ELECTION OF ALL NOMINEES.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           /\FOLD AND DETACH HERE /\





------------------------------------------------------------------------------------------------------------------------------------
                                                  OSHKOSH B'GOSH, INC.
                      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                                                                                ]


THE BOARD OF DIRECTORS RECOMMENDS   For   Withheld   For All     (2)  Approval of Amendment and Restatement   For  Against   Abstain
A VOTE FOR ALL NOMINEES             All     All      Except           of 1995 Outside Directors' Stock
(1) Election of Directors                                             Option Plan                            //      //       //

Nominees:  Douglas W. Hyde,          //      //        //        (3)  In their discretion to vote on such other matters as may
Michael D. Wachtel, William F.                                        properly come before the meeting or any adjournment thereof,
Wyman, Steven R. Duback, David L.                                     all as set out in the Notice and Proxy Statement relating to
Omachinski, Stig A. Kry and Robert                                    the meeting, receipt of which are hereby acknowledged.
C. Siegel as directors elected by
holders of Class B Common Stock


INSTRUCTION To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:

--------------------------------------------------------------




                                                                 DATED                                       , 2001
                                                                      ---------------------------------------

                                                                 --------------------------------------------------
                                                                               (PLEASE SIGN EXACTLY AS
                                                                               NAME APPEARS AT LEFT.)



                                                                 --------------------------------------------------
                                                                 (IF STOCK IS OWNED BY MORE THAN ONE PERSON, ALL
                                                                 OWNERS SHOULD SIGN.  PERSONS SIGNING AS EXECUTORS,
                                                                 ADMINISTRATORS, TRUSTEES OR IN SIMILAR CAPACITIES
                                                                 SHOULD SO INDICATE.)

------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\













                                                      YOUR VOTE IS IMPORTANT.
                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE.










------------------------------------------------------------------------------------------------------------------------------------